Exhibit 5


                                 (212) 856-7000


                                 (212) 339-9150



                            jturitzi@battlefowler.com


                                  July 20, 1999



Board of Directors
Marvel Enterprises, Inc.
387 Park Avenue South
New York, NY  10016


                   Re:   Marvel Enterprises, Inc.
                         Registration Statement on Form S-3/S-4 (No. 333-78143)
                         ------------------------------------------------------


Gentlemen:

           We have acted as counsel for Marvel Enterprises, Inc., a Delaware corporation (the "Company"), and its wholly owned subsidiaries MEI Holding Company F Corp., MEI Holding Company S Corp., MRV, Inc., Marvel Characters, Inc., Marvel Entertainment Group, Inc. and Marvel Restaurant Venture Corp. (collectively, the "Guarantors") in connection with the preparation of the registration statement on Form S-3/S-4 (Registration No. 333-78143), and any amendments thereto (the "Registration Statement"), as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), for the registration under the Securities Act of (i) $250,000,000 aggregate principal amount of 12% Senior Notes due 2009 of the Company (the "Notes") and (ii) the guarantees (the "Guarantees") of the Notes issued by the Guarantors. The Notes and the Guarantees are to be issued under an Indenture, dated as of February 25, 1999 (the "Indenture"), among the Company, the Guarantors and IBJ Schroeder & Company, as trustee.



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Board of Directors                                                 July 20, 1999


           In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and the Guarantors as we have deemed necessary for the purpose of the opinions expressed below.

           In addition, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and the Guarantors and upon documents, records and instruments furnished to us by the Company and the Guarantors, without independently checking or verifying the accuracy of such documents, records and instruments furnished to us by the Company and the Guarantors.

           Our opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States. No opinion is expressed as to the effect that any other law or the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

           Based on the foregoing, we are of the opinion that (subject to compliance with the pertinent provisions of the Securities Act and, with respect to the Indenture, the Trust Indenture Act of 1939, as amended, and to compliance with such securities or "blue sky" laws of any jurisdiction as may be applicable):

           1. The Notes have been duly authorized and, when duly executed, authenticated and delivered in accordance with the Indenture, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors' rights and remedies generally and subject to general principles of equity.

           2. The Guarantees have been duly authorized and constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting creditors' rights and remedies generally and subject to general principles of equity.
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Board of Directors                                                 July 20, 1999

           We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                                          Very truly yours,



                                                          /s/ Battle Fowler LLP